UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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First Acceptance Corporation

(Name of Registrant as Specified In Its Charter)

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FIRST ACCEPTANCE CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 16, 2010
To our Stockholders:
     The 2010 annual meeting of stockholders of First Acceptance Corporation will be held Tuesday, November 16, 2010, at 10:00 a.m., central time, at our corporate headquarters, which are located at 3813 Green Hills Village Drive, Nashville, Tennessee 37215. Directions to the annual meeting can be obtained by contacting Investor Relations by email through an information request at http://phx.corporate-ir.net/phoenix.zhtml?c=120257&p=irol-infoReq or by phone at 1-800-321-0899. At the meeting, stockholders will vote on the following matters:
1.	Election of the nine directors set forth in this proxy statement to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.	Approval of an increase in the number of shares authorized for issuance pursuant to the First Acceptance Corporation Employee Stock Purchase Plan;

3.	Ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2011; and

4.	Any other matters that may properly come before the meeting.
     Stockholders of record at the close of business on October 4, 2010 are entitled to notice of and to vote at the meeting.
     Your vote is important. Please COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD in the enclosed stamped envelope in order that as many shares as possible will be represented.

By Order of the Board of Directors,

Kevin P. Cohn

Secretary
Nashville, Tennessee
October 15, 2010

* * * IMPORTANT NOTICE * * *
Regarding Internet Availability of Proxy Materials
for the 2010 Annual Meeting of Stockholders to be held on November 16, 2010
In accordance with rules issued by the Securities and Exchange Commission, you may access our 2010 Annual Report, our Proxy Statement and our form of Proxy at
http://phx.corporate-ir.net/phoenix.zhtml?c=120257&p=proxy
In addition, we will provide a copy of any of the above materials to any stockholder at no charge upon request by contacting Investor Relations by email through an information request at
http://phx.corporate-ir.net/phoenix.zhtml?c=120257&p=irol-infoReq or by phone at 1-800-321-0899.

 i

FIRST ACCEPTANCE CORPORATION
3813 GREEN HILLS VILLAGE DRIVE
NASHVILLE, TENNESSEE 37215

PROXY STATEMENT

     The Board of Directors of First Acceptance Corporation (referred to herein as the “Board” or the “Board of Directors”) is soliciting proxies to be used at the 2010 annual meeting of stockholders. This proxy statement and the enclosed proxy card will be first mailed to stockholders on or about October 15, 2010.
ABOUT THE MEETING
What Is the Purpose of the Annual Meeting?
     At our annual meeting, stockholders will vote on the matters outlined in the accompanying notice of meeting. In addition, our management will report on our performance during fiscal 2010 and respond to questions from stockholders.
Who Is Entitled to Vote?
     Only stockholders of record at the close of business on the record date, October 4, 2010, are entitled to receive notice of the annual meeting and vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon.
What Constitutes a Quorum?
     For purposes of voting on all matters, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of the record date, 48,509,258 shares of our common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.
How Do I Vote?
     If you complete and properly sign the accompanying proxy card and return the card to us, the card will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy card from the institution that holds their shares.
Can I Change My Vote After I Return My Proxy Card?
     Yes. You can revoke your proxy at any time before it is exercised in any of three ways:
•	by submitting written notice of revocation to the Assistant Secretary;

•	by submitting another proxy that is later dated and properly signed; or

•	by voting in person at the meeting.

What Are the Board’s Recommendations?
     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth below, and a description of each item is included in this proxy statement. In summary, the Board recommends a vote:
•	for election of each of the nominated directors;

•	for approval of an increase in the number of shares authorized for issuance pursuant to the First Acceptance Corporation Employee Stock Purchase Plan;

•	for ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2011;
     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.
What Vote Is Required to Approve Each Proposal?
     Each of the director nominees must receive affirmative votes from a plurality of the votes cast to be elected. This means that the nine nominees receiving the greatest number of votes will be elected as directors. The approval of the amendment to the First Acceptance Corporation Employee Stock Purchase Plan and the ratification of the appointment of Ernst & Young LLP as our independent auditors, as well as any other matter that properly comes before the meeting, in order to be approved, must receive affirmative votes from a majority of the shares represented in person or by proxy and entitled to vote on the matter. If you abstain from voting on the election of directors, your abstention will have no effect on the outcome, provided that a quorum has been established. If you abstain from voting on the amendment to the First Acceptance Corporation Employee Stock Purchase Plan or the ratification of the appointment of Ernst & Young LLP as our independent auditors, your abstention will have the same effect as a vote against the proposal.
Will My Shares Be Voted if I Do Not Sign and Return My Proxy Card?
     If you are a registered stockholder and do not sign and return your proxy card, your shares will not be voted at the annual meeting. If your shares are held in “street name” and you do not issue instructions to your broker, your broker may vote your shares at its discretion.
What Is a “Broker Nonvote?”
     Under current New York Stock Exchange rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is not a routine matter, the broker or nominee may not vote the shares with respect to the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker nonvote.” Under current New York Stock Exchange rules, the proposal relating to the ratification of the appointment of Ernst & Young LLP as our independent auditors is deemed to be a routine matter with respect to which brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares. The proposals relating to the election of directors and the amendment to the First Acceptance Corporation Employee Stock Purchase Plan are deemed to be non-routine matters, and brokers and nominees may not exercise their discretion to vote on those proposals without receiving instructions from the beneficial owner of the shares.

STOCK OWNERSHIP
     The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our current directors, our named executive officers listed in this proxy statement and our current directors and executive officers as a group. Except as indicated in the table, none of our stockholders beneficially owns more than 5% of our common stock. Except as otherwise indicated, all information is as of October 4, 2010.

			Acquirable
	Outstanding		Within 60	Percent of
Name	Shares (1)		Days (2)	Class (3)
Gerald J. Ford	16,073,465	(4)	—	33.1%
Thomas M. Harrison, Jr.	6,999,999	(5)	—	14.4%
Donald J. Edwards	536,666	(6)	3,725,678	8.2%
Rhodes R. Bobbitt	172,661		—	*
Tom C. Nichols	50,500		—	*
Lyndon L. Olson, Jr.	5,000		—	*
William A. Shipp, Jr.	16,501		—	*
Harvey B. Cash	5,000		—	*
Stephen J. Harrison	7,070,866	(7)	—	14.6%
Edward L. Pierce	530,837	(8)	50,000	1.2%
Kevin P. Cohn	27,847	(9)	112,500	*
Daniel L. Walker	34,667	(10)	40,000	*
Keith E. Bornemann	17,006	(10)	14,000	*
All current directors and executive officers As a group (13 persons)	31,541,015		3,942,178	67.6%

*	Represents less than 1% of our outstanding common stock.

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

(2)	Reflects the number of shares that could be purchased by exercise of options exercisable on October 4, 2010 or within 60 days thereafter under our stock incentive plan.

(3)	Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), shares of common stock that an individual owner has a right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner. Likewise, the shares subject to options held by our directors and executive officers that are exercisable within 60 days are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers and directors as a group.

(4)	Includes 12,319,654 shares owned through Hunter’s Glen/Ford Ltd. (“Hunter’s Glen”); 1,793,446 shares owned through Turtle Creek Revocable Trust (“Turtle Creek Trust”); and 1,960,365 shares owned by Jeremy B. Ford, Mr. Ford’s son. Because Mr. Ford is one of two general partners of Hunter’s Glen and the sole stockholder of Ford Diamond Corporation, a Texas corporation and the other general partner of Hunter’s Glen, Mr. Ford is considered the beneficial owner of the shares that Hunter’s Glen owns. Since Mr. Ford is trustee of Turtle Creek Trust, Mr. Ford is considered the beneficial owner of the shares that Turtle Creek Trust owns. Address: 200 Crescent Court, Suite 1365, Dallas, Texas 75201.

(5)	Includes 5,238,063 shares held by the Thomas M. Harrison, Jr. Family 2010 Grantor Retained Annuity Trust and 1,761,936 shares held by the Thomas M. Harrison, Jr. Family 2009 Grantor Retained Annuity Trust. Address: c/o Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201.

(6)	Address: Flexpoint Ford, LLC, 676 N. Michigan Avenue, Suite 3300, Chicago, Illinois 60611.

(7)	Includes 50,980 shares of unvested restricted stock 4,775,417 shares held by the Stephen J. Harrison 2010 Grantor Retained Annuity Trust and 2,228,966 shares held by the Stephen J. Harrison 2009 Grantor Retained Annuity Trust. Address: c/o Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201.

(8)	Includes 145,837 shares of unvested restricted stock.

(9)	Represents shares of unvested restricted stock.

(10)	Includes 27,734 and 14,233 shares of unvested restricted stock held by Messrs. Walker and Bornemann, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance
     The federal securities laws require our directors and executive officers and persons who own more than 10% of our common stock to timely file with us and the SEC initial reports of ownership and reports of changes in ownership. Based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and officers complied during fiscal 2010 with their reporting requirements.
CORPORATE GOVERNANCE
Corporate Governance Guidelines
     We have adopted Corporate Governance Guidelines that outline the composition, operations and responsibilities of the Board of Directors. The Nominating and Corporate Governance Committee has authority to review considerations relating to Board size and membership criteria and, with input from the Chairman and the other directors, is responsible for reviewing the skills and characteristics required of directors by legal, regulatory and business requirements applicable to our business. We do not have a formal policy with respect to the consideration of diversity in identifying nominees to serve as a director, but the Nominating and Corporate Governance Committee seeks to nominate persons with a diversity of experience and perspective who will contribute knowledge, experience and skills to the Board of Directors in areas that are important to the Company.
     Our Bylaws provide maximum flexibility to the Board of Directors in choosing a Chairman of the Board and a Chief Executive Officer. The Bylaws provide that such offices may be held by different people or the same person, as determined by the Board. This flexibility allows the Board to determine whether it is in the best interest of the Company and our stockholders to combine the roles of Chief Executive Officer and Chairman of the Board in the same person. We currently have a non-employee director serving as our Chairman of the Board and the Board of Directors believes that the separation of the roles of Chairman of the Board and Chief Executive Officer enhances the Board’s oversight of the Company and our management, results in a greater role for the Board of Directors in setting the Board’s agenda and establishing Board priorities and procedures, and improves the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders.
     The Corporate Governance Guidelines require that at least a majority of the members of the Board must be independent, as defined by applicable law and the standards of the New York Stock Exchange. The Board has determined that each of Messrs. Bobbitt, Cash, Nichols, Olson and Shipp are “independent” within the meaning of the rules of the New York Stock Exchange as currently in effect. The Corporate Governance Guidelines also require that all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board must be independent. A copy of our Corporate Governance Guidelines may be found on the corporate governance page of our website at www.firstacceptancecorp.com, and we will send a written copy of our Corporate Governance Guidelines to any stockholder who requests a copy by delivering written notice to Investor Relations, First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215.
     The non-management members of the Board of Directors meet regularly in executive sessions. The Chairman of the Board of Directors presides over executive sessions of the non-management directors. Stockholders and all other interested parties may send communications to the Chairman of the Board of Directors or to any of the non-management directors at 3813 Green Hills Village Drive, Nashville, Tennessee 37215.
The Board’s Role in Risk Oversight
     The Board, as a whole and also through its standing committees, has an active role in overseeing management of the Company’s risks. The Board and its committees review material operational, financial, compensation and compliance risks with our senior management. The Compensation Committee is responsible for overseeing the management of risks related to our compensation arrangements. The Audit Committee oversees management of financial risks, as well as our policies with respect to risk assessment and risk management. The Nominating and Corporate Governance Committee oversees our corporate compliance programs and manages risks associated with the independence of our directors. Members of our management report directly to the Board or the appropriate committee. The directors then use this information to understand, identify, manage and attempt to mitigate risks.
Code of Business Conduct and Ethics
     The Board has adopted a Code of Business Conduct and Ethics which outlines the principles, policies and laws that govern our activities and establishes guidelines for professional conduct in the workplace. The Code of Business Conduct and Ethics includes provisions relating to ethical conduct, conflicts of interest, compliance with law and internal reporting of violations of the code. The Code of Business Conduct and Ethics applies to directors as well as executive officers and other employees. Every employee is required to read and certify that he or she has read and understands, and will comply with, the Code of Business Conduct and Ethics. A copy of our Code of Business Conduct and Ethics may be found on the corporate governance page of our website at www.firstacceptancecorp.com, and we will send a written copy of our Code of Business Conduct and Ethics to any stockholder who requests a copy by delivering written notice to Investor Relations, First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215. We intend to disclose amendments to or waivers from the Code of Business Conduct and Ethics for the benefit of our executive officers or directors, if any, on our web site at www.firstacceptancecorp.com.

PROPOSAL 1 — ELECTION OF DIRECTORS
     The Board of Directors is comprised of nine members. The Board of Directors has nominated and recommends to the stockholders Rhodes R. Bobbitt, Harvey B. Cash, Donald J. Edwards, Gerald J. Ford, Stephen J. Harrison, Thomas M. Harrison, Jr., Tom C. Nichols, Lyndon L. Olson, Jr. and William A. Shipp, Jr. for election to serve as directors until our next annual meeting of stockholders and until such time as their respective successors are duly elected and qualified. Each of the director nominees is currently a director and was elected by the stockholders at our 2009 annual meeting of stockholders.
     If any of the nominees should become unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees named above will be unable to serve.
     Certain information with respect to the nominees for election as directors is set forth below.
     Rhodes R. Bobbitt, 65, has served as a director of the Company since August 2004. From February 1987 until his retirement in June 2004, Mr. Bobbitt served as managing director and Dallas regional office manager of the Private Client Service Group — Credit Suisse First Boston and its predecessor, Donaldson, Lufkin & Jenrette. Prior to joining Donaldson, Lufkin & Jenrette, Mr. Bobbitt was vice president of security sales in the Dallas office of Goldman Sachs & Co. Mr. Bobbitt is a director of Hilltop Holdings, Inc. Mr. Bobbitt has executive experience in finance and investments.
     Harvey B. Cash, 71, has served as a director of the Company since November 1996. Mr. Cash has been a general partner of InterWest Partners, a venture capital fund, since 1986. Mr. Cash is a director of Silicon Laboratories, Ciena Corporation, and Argo Group International Holdings, Ltd. Mr. Cash has experience in strategic planning, finance and investments. Mr. Cash was formerly a director of Entarian Technologies, Inc., Airspan Networks, Inc. and i2 Technologies, Inc.
     Donald J. Edwards, 44, has served as a director of the Company since July 2002. Mr. Edwards currently is the managing principal for Flexpoint Ford, LLC (formerly Flexpoint Partners, LLC), a Chicago-based private equity firm (“Flexpoint Ford”), and served as our President and Chief Executive Officer from July 2002 through April 2004. Prior to July 2002, Mr. Edwards served as a Principal in GTCR Golder Rauner, a Chicago-based private equity firm, for over five years. Mr. Edwards has experience in strategic planning, management, finance and investments.
     Gerald J. Ford, 66, has been Chairman of the Board of Directors and a director of the Company since its formation in August 1996. Mr. Ford served as our Chief Executive Officer from our formation until July 2002. He currently is a private investor, and serves as Chairman of the Board of Trustees of Southern Methodist University and as a trustee of Southwestern Medical Foundation. Mr. Ford was the Chairman of the Board, Chief Executive Officer and a director of Golden State Bancorp Inc., a holding company whose primary asset was its indirect ownership of California Federal Bank, from September 1998 through November 2002. Mr. Ford is a director of Freeport-McMoRan Copper & Gold, McMoRan Exploration Co., Scientific Games Corporation and Hilltop Holdings, Inc. Mr. Ford has experience in strategic planning, executive management, finance and investments.
     Stephen J. Harrison, 58, has served as our Chief Executive Officer and a director of the Company since April 2004. Mr. Harrison served as our President from April 2004 through February 2008. In 1995, Mr. Harrison co-founded USAuto Insurance Company, Inc., predecessor of USAuto Holdings, Inc. (“USAuto Holdings”), which we acquired in April 2004. Mr. Harrison has over 30 years experience in insurance and related industries, including automobile insurance and insurance agency operations. From 1974 to 1991, he served in various capacities with the Harrison Insurance Agency, a family-owned multi-line insurance agency. From 1991 to 1993, Mr. Harrison served as President of Direct Insurance Company, a non-standard automobile insurance company. Mr. Harrison is the brother of Thomas M. Harrison, Jr., a director of the Company. Mr. Harrison has over 30 years experience in the insurance industry and his day-to-day leadership as our Chief Executive Officer provides him with intimate knowledge of our operations.

     Thomas M. Harrison, Jr., 60, has served as a director of the Company since April 2004. Mr. Harrison served as Executive Vice President and Secretary of the Company from April 2004 until his retirement in December 2007. Mr. Harrison co-founded USAuto Insurance Company, Inc., predecessor to USAuto Holdings, in 1995 and served as Vice President and Secretary of USAuto Holdings from 1995 until December 2007. Mr. Harrison is the brother of Stephen J. Harrison, who is our Chief Executive Officer and a director of the Company. Mr. Harrison has over 30 years experience in the insurance industry, including serving as an Executive Vice President of the Company.
     Tom C. Nichols, 63, has served as a director of the Company since November 2005. Mr. Nichols has served as Chairman and Chief Executive Officer of Carlile Holdings, Inc., a bank holding company, and Carlile Bancshares, Inc. since March 2008. Mr. Nichols served as President and a director of First United Bancorp and Chairman, President and Chief Executive Officer of State National Bancshares, Fort Worth from October 1996 to March 2008. Mr. Nichols previously served as President of Ford Bank Group and as a director of United New Mexico Financial Corporation. Mr. Nichols has executive experience in strategic planning, management and finance.
     Lyndon L. Olson, Jr., 63, has served as a director of the Company since August 2004. Mr. Olson served as a senior advisor to Citigroup, Inc., serving as a consultant to senior management, from 2001 to 2008. Mr. Olson served as United States Ambassador to Sweden from 1998 until 2001. From 1990 to 1998, Mr. Olson served with Citigroup as President and Chief Executive Officer of Travelers Insurance Group Holdings, Inc. and Associated Madison Companies, Inc. Prior to joining Citigroup, Mr. Olson served as President of the National Group Corporation and Chief Executive Officer of its National Group Insurance Company. Mr. Olson has executive experience in strategic planning, management, insurance regulatory compliance and finance, with particular emphasis on the insurance industry.
     William A. Shipp, Jr., 58, has served as a director of the Company since August 2004. Mr. Shipp has been principal of W.A. Shipp, Jr. & Co., a financial advisory firm, since July 1995 and has served as Treasurer/Secretary of the Jack C. Massey Foundation since July 1999. From December 1983 to June 1995, Mr. Shipp served as Vice President of Massey Investment Company. Prior to joining Massey Investment Company, Mr. Shipp worked for more than eight years in various audit and tax capacities for Ernst & Young LLP. Mr. Shipp is a certified public accountant. Mr. Shipp has experience in accounting, finance and investments.
Required Vote; Recommendation of the Board
     The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the meeting is required for the election of directors. Abstentions will be counted in determining whether there is a quorum, but will not be voted with respect to the proposal. Therefore, so long as a quorum has been established, abstentions will have no effect on whether this proposal is approved.
     The Board of Directors recommends that you vote FOR each of the nominees.

How Are Our Directors Compensated?
     Each non-employee director receives an annual retainer of $20,000, payable in equal, quarterly installments in arrears. The Chairman of the Audit Committee of the Board of Directors receives an additional annual retainer of $5,000, payable in equal, quarterly installments in arrears. Non-employee directors also receive a fee of $2,000 for each Board of Directors meeting attended and $1,000 for each Board committee meeting attended. In addition, non-employee directors other than Messrs. Edwards, Ford and Thomas M. Harrison, Jr. receive an award pursuant to the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan of 1,000 shares of restricted stock on the date of each annual meeting of our stockholders. The restricted stock is subject to forfeiture if the director ceases to serve as a director of the Company during the period of six months following the date of the award, subject to certain exceptions.
     The following table summarizes information with respect to the compensation paid to the members of our Board in fiscal 2010.

	Fees Earned	Stock
	or Paid in	Awards
Name	Cash ($)	($) (1)	Total ($)
Rhodes R. Bobbitt	40,000	1,970	41,970
Harvey B. Cash	32,000	1,970	33,970
Donald J. Edwards	32,000	—	32,000
Gerald J. Ford	28,000	—	28,000
Thomas M. Harrison, Jr.	28,000	—	28,000
Thomas C. Nichols	36,000	1,970	37,970
Lyndon L. Olson, Jr.	30,000	1,970	31,970
William A. Shipp, Jr.	45,000	1,970	46,970

(1)	Represents the proportionate amount of the total value of stock awards to directors recognized as an expense during fiscal 2010 for financial accounting purposes under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718-20, Compensation — Stock Compensation, disregarding for this purpose estimated forfeitures relating to service-based vesting conditions. Compensation expense is equal to the grant date fair value of the stock awards using the closing price for the Company’s common stock on the New York Stock Exchange on the date of grant ($1.97). As of June 30, 2010, there were no unvested stock awards held by our non-employee directors.
What Committees Has the Board Established?
     The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. A copy of the charter for each committee may be found on the corporate governance page of our website at www.firstacceptancecorp.com and is available to any stockholder who requests a copy by delivering written notice to Investor Relations, First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215.
     Audit Committee. The principal functions of the Audit Committee are (i) to oversee our accounting and financial reporting processes and audits of our financial statements; (ii) to engage or discharge our independent auditors; (iii) to review the nature and scope of the audit, including, but not limited to, a determination of the effectiveness of the audit effort through meetings held at least annually with independent auditors, and a determination through discussion with the auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; (iv) to oversee and review the independence, qualifications and performance of the auditors; (v) to pre-approve all auditing and non-auditing services to be provided by our independent auditors; (vi) to review our financial statements and disclosures in our periodic reports with management and our independent auditors; (vii) to review our policies with respect to risk assessment, risk management and the quality and adequacy of our internal controls and processes through discussions with and reports from our independent auditors and management; (viii) to establish procedures for handling any complaints relating to accounting, internal controls or auditing matters and to ensure that such complaints are treated confidentially and anonymously; (ix) to review material changes in accounting and reporting principles and practices and discuss with management and outside auditors the selection, application and disclosure of critical accounting policies and practices used in our financial statements; (x) to retain, at our expense, outside counsel, auditors or other experts, consultants or advisors as it deems necessary or appropriate in the performance of its duties; and (xi) to report to the full Board of Directors on the results of its reviews. The Audit Committee operates under a written charter adopted by the full Board of Directors. Members of the Audit Committee are Messrs. Bobbitt, Nichols and Shipp, all of whom are independent directors. Mr. Shipp is an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. During fiscal 2010, the Audit Committee met six times.
     Compensation Committee. The functions of the Compensation Committee include reviewing and approving the Company’s compensation policies, the compensation arrangements for senior management and directors, the compensation and benefit plans in which officers and directors are eligible to participate, and awards under (and otherwise administering) such plans. The Compensation Committee operates under a written charter adopted by the full Board of Directors. Members of the Compensation Committee are Messrs. Cash, Nichols and Olson, all of whom are independent directors. During fiscal 2010, the Compensation Committee met two times.
     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to serve as directors; reviewing the qualifications of incumbent directors and those candidates proposed by a director, executive officer or stockholder; making recommendations to the full Board of Directors regarding such candidates; recommending the candidates that will serve on the various committees of the Board; reviewing Board composition; and reviewing the management succession plan of the Company.
     When determining whether to nominate a current director to be reelected as a director, the Nominating and Corporate Governance Committee must review the performance of the director during the prior year using performance criteria established by the Nominating and Corporate Governance Committee which, at a minimum, shall include:
•	attendance at Board and Committee meetings;

•	preparedness for Board and Committee meetings;

•	quality of objectivity in exercising business judgment;

•	participation at Board and Committee meetings; and

•	candor toward other directors, management and professionals retained by the Company.
     The Nominating and Corporate Governance Committee has no specifically defined process for identifying and evaluating nominees, but it seeks to identify potential candidates for membership on the Board through conversations with members of the Board, senior management and other constituencies. The Nominating and Corporate Governance Committee may from time to time engage a third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee is also responsible for reviewing the qualifications and performance of incumbent directors to determine whether to recommend them to the Board of Directors as nominees for re-election.
     The Nominating and Corporate Governance Committee also considers nominees proposed by our stockholders in accordance with the provisions contained in our bylaws and certificate of incorporation. Nominations made by stockholders must be made by written notice setting forth the information required by our bylaws and certificate of incorporation received by the secretary of the Company at least 60 days in advance of the annual meeting of stockholders, or (if later) within ten days after the first public notice of that meeting is sent to stockholders. Stockholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Investor Relations, First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215.
     In addition, the Nominating and Corporate Governance Committee is responsible for reviewing and recommending corporate governance policies for the Company; reviewing potential conflicts of interest involving directors or executive officers of the Company; evaluating Board performance, including the effectiveness of current Board policies and practices; and reviewing any regulatory requirements relating to the continuing education of directors. The Nominating and Corporate Governance Committee operates under a written charter adopted by the full Board of Directors. Members of the Nominating and Corporate Governance Committee are Messrs. Bobbitt, Cash and Shipp, all of whom are independent directors. During fiscal 2010, the Nominating and Corporate Governance Committee met two times.

How Often Did the Board Meet During Fiscal 2010?
     The Board of Directors met five times during fiscal 2010. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees on which the director served. All of the directors attended our 2009 annual meeting of stockholders.
How Do I Communicate with the Board?
     Stockholders and all other interested parties can send communications to the Board of Directors and, if applicable, to specified individual directors c/o First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215. All stockholder communications will be forwarded directly to the Board of Directors or, if applicable, to specified individual directors.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     In accordance with our Related Party Transaction Policy, our Nominating and Corporate Governance Committee is responsible for reviewing and approving the terms and conditions of all transactions involving the Company and our executive officers, directors and beneficial owners of 5% or more of our common stock and their affiliates. The Nominating and Corporate Governance Committee considers all relevant information and facts available regarding a related party transaction, and takes into account factors that it deems to be appropriate, including, without limitation, whether the transaction is on terms no less favorable to the Company than could be obtained from unaffiliated third parties and whether the transaction is reasonably expected to benefit the Company. Approval of the Nominating and Corporate Governance Committee is not required for compensation paid to any director of the Company for services rendered to the Company in his capacity as a director if the compensation is required to be disclosed in the Company’s proxy statement pursuant to applicable SEC rules. The Nominating and Corporate Governance Committee is also not required to approve any compensation paid to an executive officer of the Company if the compensation is required to be reported in the Company’s proxy statement pursuant to applicable SEC rules or if the executive officer is not an immediate family member of another executive officer or director of the Company, the compensation would be required to be included in the Company’s proxy statement if the executive officer was a named executive officer and the Company’s Compensation Committee approved such compensation.
     Donald J. Edwards, our former President and Chief Executive Officer and a current director, was terminated as our President and Chief Executive Officer on April 30, 2004. In connection with Mr. Edwards’ separation from the Company, we entered into a Separation Agreement with Mr. Edwards. Pursuant to the terms of the Separation Agreement, we agreed to reimburse Flexpoint Partners, LLC, now known as Flexpoint Ford, LLC, an entity controlled by Mr. Edwards, for all expenses incurred by Flexpoint Ford pursuant to the lease for its office space located in Chicago, Illinois. The lease expired on August 31, 2009. During the 2010 fiscal year, we paid Flexpoint Ford an aggregate of $196,154 pursuant to the Separation Agreement.

EXECUTIVE OFFICERS
     The following table sets forth certain information concerning our current executive officers.

Name	Age	Position
Stephen J. Harrison	58	Chief Executive Officer
Edward L. Pierce	53	President
Kevin P. Cohn	41	Senior Vice President and Chief Financial Officer
Daniel L. Walker	47	Senior Vice President — Operations
Keith E. Bornemann	38	Vice President and Corporate Controller
     Stephen J. Harrison has served as our Chief Executive Officer and a director of the Company since April 2004. Mr. Harrison served as our President from April 2004 through February 2008. In 1995, Mr. Harrison co-founded USAuto Insurance Company, Inc., predecessor of USAuto Holdings, Inc., which we acquired in April 2004. Mr. Harrison has over 30 years experience in insurance and related industries, including automobile insurance and insurance agency operations. From 1974 to 1991, he served in various capacities with the Harrison Insurance Agency, a family-owned multi-line insurance agency. From 1991 to 1993, Mr. Harrison served as President of Direct Insurance Company, a non-standard automobile insurance company. Mr. Harrison is the brother of Thomas M. Harrison, Jr., a director of the Company.
     Edward L. Pierce has served as our President since February 2008. Mr. Pierce served as Executive Vice President of the Company from August 2006 to February 2008 and Chief Financial Officer from October 2006 to February 2008. From May 2001 through February 2006, Mr. Pierce served as Executive Vice President and Chief Financial Officer and as a director of BindView Development Corporation, a publicly-traded network security software development company. From November 1994 through January 2001, Mr. Pierce held various financial management positions, including Executive Vice President and Chief Financial Officer, with Metamor Worldwide Corporation, a publicly-traded global information technology services company. Previously, Mr. Pierce was Corporate Controller of American Oil and Gas Corporation and a Senior Audit Manager at Arthur Andersen & Co.
     Kevin P. Cohn has served as our Senior Vice President, Chief Financial Officer and Secretary since February 2008. Mr. Cohn served as Chief Accounting Officer and Corporate Controller of the Company from October 2006 to February 2008. From May 2001 through May 2006, he served as Vice President, Chief Accounting Officer and Corporate Controller of BindView Development Corporation, a publicly-traded network security software development company. From December 1997 until February 2001, Mr. Cohn was employed by Metamor Worldwide Inc., a publicly-traded global information technology services company, where he was Vice President, Chief Accounting Officer and Corporate Controller. Before that, Mr. Cohn was employed with Ernst & Young LLP as an Audit Manager.
     Daniel L. Walker has served as our Senior Vice President — Operations since October 2007 having responsibilities for both claims and underwriting. Mr. Walker served as our Senior Vice President — Claims from July 2007 to October 2007 and Vice President — Claims from March 2007 to July 2007. He has over 20 years claims experience, and served as Chief Claim Officer for Canal Insurance Company from August 2002 to March 2007.
     Keith E. Bornemann has served as Vice President — Corporate Controller of the Company since November 2008 and Corporate Controller of the Company from February 2008 to November 2008. Mr. Bornemann served as Assistant Controller of the Company from January 2007 to February 2008. He has over 15 years of accounting, finance and internal audit experience, and was employed from January 2005 to January 2007 by Sachem, Inc., a privately-held global manufacturing company, where he was Manager of Finance and Internal Audit. From July 1995 to December 2004, Mr. Bornemann was employed with Ernst & Young LLP, most recently as an Audit Senior Manager.

AUDIT COMMITTEE REPORT
     The Audit Committee of the Board of Directors is composed of three directors who are independent directors as defined under the applicable rules of the Securities Exchange Commission and the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the full Board of Directors. The Audit Committee’s responsibilities include oversight of our independent auditors and internal audit function, as well as oversight of our financial reporting process on behalf of the full Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.
     In this context, for fiscal 2010, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed a report on the effectiveness of our internal control over financial reporting and “Management’s Annual Report on Internal Control Over Financial Reporting” and Ernst and Young’s “Report of Independent Registered Public Accounting Firm,” which are included in our Annual Report on Form 10-K for the year ended June 30, 2010.
     The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114. The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the full Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2010, which was filed with the SEC.
THE AUDIT COMMITTEE
Rhodes R. Bobbitt
Tom C. Nichols
William A. Shipp, Jr.
     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION
Compensation Committee Report
     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
Harvey B. Cash
Tom C. Nichols
Lyndon L. Olson, Jr.
Compensation Discussion and Analysis
     Overview of Compensation Process. The Compensation Committee of our Board of Directors is responsible for establishing the compensation arrangements for our employees, including our executive officers, and reviewing and making recommendations to the full Board of Directors regarding non-employee director compensation. The Compensation Committee is also responsible for the administration of our stock incentive plans and other compensation plans in which our employees participate. It is the responsibility of the Compensation Committee to determine whether, in its judgment, our executive compensation policies are reasonable and appropriate, meet the stated objectives of those policies and effectively serve our best interests and the best interests of our stockholders. Each member of the Compensation Committee is an “independent director” as defined under the applicable rules of the New York Stock Exchange and our Corporate Governance Guidelines, a “non-employee director” as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934, and an “outside director” for the purposes of the Internal Revenue Code of 1986, in each case as determined by our Board of Directors.
     The Compensation Committee reviews our compensation policies on an annual basis and the compensation of individual executives is reviewed annually in light of the compensation policies for that year. In setting and reviewing executive compensation, in addition to corporate performance, the Compensation Committee believes it is appropriate to consider the level of experience and responsibilities of each executive, as well as the personal contributions a particular individual may make to the corporate enterprise. No relative weight is assigned to quantitative or qualitative factors considered by the Compensation Committee in reaching its decisions. The Company did not engage a compensation consultant or engage in benchmarking of comparable companies in determining the compensation of its executive officers during fiscal 2010.
     Role of Executive Officers in Compensation Decisions. The Compensation Committee makes all decisions regarding the compensation of our executive officers. The Compensation Committee annually evaluates the performance of our executive officers, and our chief executive officer and president provide the Compensation Committee with their assessment of the performance of our executive officers other than themselves. Decisions regarding the compensation of employees other than our executive officers are made by our chief executive officer and president in consultation with other members of management.
What Is Our Philosophy of Executive Officer Compensation?
     The Compensation Committee believes that the primary objectives of our executive compensation policies should be:
•	To attract and retain talented executives by providing compensation that is, overall, competitive with the compensation provided to executives at companies of comparable position in our industry, while maintaining compensation within levels that are consistent with our annual budget, financial objectives and operating performance;

•	To provide appropriate incentives for executives to work toward the achievement of our annual financial performance and business goals; and

•	To align the interests of executives with those of our stockholders and the long-term interests of the company by providing long-term incentive compensation in the form of stock options, restricted stock or other equity-based long-term incentive compensation.
     The Compensation Committee is committed to a strong link between our financial and strategic objectives and our compensation and benefit practices. It is the Committee’s objective to have a substantial portion of each executive officer’s compensation contingent upon our performance, as well as upon his or her individual performance. Accordingly, the Compensation Committee’s compensation philosophy for an executive officer emphasizes an overall analysis of the executive’s performance for the prior year, his or her projected role and responsibilities, required impact on execution of our strategy, total cash and equity compensation internally, and other factors the Compensation Committee deems appropriate.
     Elements of 2010 Executive Compensation. For the fiscal year ended June 30, 2010, the principal components of compensation for our executive officers were:
     Base Salary. We provide executive officers with base salaries to compensate them for services provided during the year. The base salaries of our executive officers are established by the terms of employment agreements between the Company and those executives. These employment agreements provide for a minimum base salary, adjusted for such increases as the Compensation Committee shall determine to be appropriate. The Compensation Committee generally reviews the base salaries of our executive officers on an annual basis. In determining whether an increase in base compensation for the executive officers is appropriate, the Compensation Committee considers the performance of the Company and the executive officer during the prior year, the executive officers’ level of base salary relative to other executive officers of the Company, and the recommendations of the chief executive officer and president. Based upon these factors, the Compensation Committee approved base salaries for our executive officers for calendar years 2010 and 2009 as follows.

	2010	2009
Name	Base Salary ($)	Base Salary ($)
Stephen J. Harrison	500,000	500,000
Edward L. Pierce	400,000	400,000
Kevin P. Cohn	250,000	250,000
Daniel L. Walker	240,000	240,000
Keith E. Bornemann	160,000	160,000
     Cash Bonus. The Compensation Committee considers that compensation should be linked to operating performance. To achieve this link with regard to short-term performance, the Compensation Committee relies on cash bonuses awarded to our executive officers and other key employees. Pursuant to the terms of their employment agreements with the Company, the maximum total bonus award that Stephen J. Harrison, Edward L. Pierce, Kevin P. Cohn, Daniel L. Walker and Keith E. Bornemann were eligible to receive for fiscal 2010 was 100% of base salary for Mr. Harrison, 75% of base salary for Mr. Pierce, 66.7% of base salary for Mr. Cohn, 50% of base salary for Mr. Walker and 35% of base salary for Mr. Bornemann. The Compensation Committee did not use performance-based objectives or individual goals to determine bonuses for our executive officers for the 2010 fiscal year. All bonuses paid to our executive officers for the 2010 fiscal year were determined by the Compensation Committee on a discretionary basis. In determining the cash bonuses to be paid to the executive officers for the 2010 fiscal year, the Compensation Committee considered the Company’s results of operations during the year and the Compensation Committee’s subjective determination of each executive officer’s individual performance during the year, including the performance of the area of the Company for which they have responsibility, individual leadership, and contribution to the Company as a whole. The Compensation Committee approved the following bonuses to our executive officers for fiscal 2010: Mr. Harrison, $120,000; Mr. Pierce, $110,000; Mr. Cohn, $60,000; Mr. Walker, $85,000; and Mr. Bornemann, $30,500. The cash bonuses paid for fiscal 2010 to the named executive officers are reflected in the Summary Compensation Table.
     Equity Awards. Equity awards, including stock options and restricted common stock (“restricted stock awards”), are the principal vehicle for payment of long-term compensation for our executive officers. The Compensation Committee believes stock-based incentive compensation should be structured so as to closely align the interests of the executive officers with the interests of our stockholders. All equity awards are granted pursuant to incentive plans approved by our stockholders. The Compensation Committee determines the equity award grants to the executive officers and takes into account the recommendations of the chief executive officer and president prior to approving awards of stock-based incentive compensation. Equity awards are granted in part to reward the senior executives for their long-term strategic management of the Company, and to motivate the executives to improve stockholder value. The Compensation Committee may also grant an award to an executive officer upon the commencement of his or her employment with the Company or upon a change in his or her duties or responsibilities with the Company.
     During fiscal 2010, the Compensation Committee and the Company’s stockholders approved a value-for-value option exchange whereby certain outstanding stock options held by our executive officers were exchanged for an aggregate of 119,651 shares of restricted common stock. The Compensation Committee approved the option exchange because it determined that the options were and had been for a significant time “underwater” (i.e., stock options with an exercise price that was greater than our stock trading price) and were therefore not effective as incentives to motivate and retain the members of our senior management. Although the options were not likely to be exercised as long as our stock trading price was lower than the applicable exercise price, the options continued to impact our financial statements and had the potential to dilute our stockholders’ interests for up to the full remaining term of the options, while delivering little or no retentive or incentive value and no opportunity to recapture value from the associated compensation expense. The Compensation Committee believed the option exchange provided a more cost-effective retentive and incentive value than simply issuing incremental equity awards or paying additional cash compensation. Stock awards granted during fiscal 2010 to the named executive officers are reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table.
     401(k) Plan. The Company maintains a 401(k) plan that provides for a matching contribution by the Company of 100% of the participant’s voluntary salary contributions of the first 3% of the participant’s salary contributed by the participant, plus 50% of the next 2% of salary, up to the maximum voluntary salary contribution established by the U.S. Department of Labor.
     Perquisites and Other Benefits. The Company does not generally provide material perquisites that are not, in the Compensation Committee’s view, integrally and directly related to the executive officers’ duties. Our executive officers participate in broad-based benefit programs that are generally available to our salaried employees, including health, dental, disability and life insurance programs.
     Benefits Upon Termination of Employment. We have employment agreements with our executive officers. These agreements generally provide that if the executive is terminated without cause or resigns for good reason (as defined in the employment agreements), the executive will receive certain severance payments and benefits. The Compensation Committee believes that the severance provisions contained in the employment agreements are an important element in attracting and retaining executive officers. See “Potential Payments Upon Termination or Change in Control” for information with respect to potential payments and benefits under these employment agreements and our other compensation arrangements upon the termination of our executive officers.
     Tax and Accounting Matters. Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the chief executive officer and the four other most highly compensated executive officers. Under Internal Revenue Service regulations, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee expects to continue to monitor the application of Section 162(m) to executive compensation and will take appropriate action if it is warranted in the future. We operate our compensation programs with the intention of complying with Section 409A of the Internal Revenue Code of 1986.
Employment Agreements
     We have employment agreements with each of our executive officers. The employment agreements provide for a minimum base salary, adjusted for such increases as the Compensation Committee determines to be appropriate. The employment agreements provide that the Company will employ the executive until the executive’s termination of employment with the Company. In the event the executive’s employment with the Company is terminated for any reason, including termination by the Company for or without cause, resignation by the executive for or without good reason, or the executive’s death or disability, he will be entitled to receive his accrued but unpaid base salary, bonus and vacation pay through the effective date of termination, and unreimbursed employment-related expenses. In the event the executive’s employment with the Company is terminated by the Company for “cause” (as defined under “Potential Payments Upon Termination or Change in Control”) or by the executive without “good reason” (as defined under “Potential Payments Upon Termination or Change in Control”), the Company shall have no further obligations under the employment agreement. In the event the executive’s employment with the Company is terminated by the Company without cause, by the executive for good reason, or as the result of death or disability or in connection with a change in control (as defined under “Potential Payments Upon Termination or Change in Control”), the employment agreement provides that the executive will be entitled to severance payments and benefits as described below under “Potential Payments Upon Termination or Change in Control.” Payment of the severance payments and benefits generally is conditioned upon the executive’s compliance with other provisions of his employment agreement, which include limitations upon his use and disclosure of confidential information, solicitation of employees, interference with the Company’s business opportunities and an obligation not to compete with the business of the Company for a specified period following termination of employment.
     Compensation Risk Assessment. The Compensation Committee has reviewed our compensation plans and policies to determine whether they encourage excessive or inappropriate risk taking by our employees, including our named executive officers. This assessment included a review of our business and the design of our incentive plans and policies. Our compensation arrangements include base salaries at levels that the Compensation Committee believes provides employees with a steady income so that they are not encouraged to focus on short-term performance criteria to the detriment of other important Company measures. The performance measures used in our incentive-based compensation arrangements are based primarily upon Company measures, which we believe encourages executives and other employees to focus on overall corporate performance rather than individual performance or the performance of a specific part of our business, provide for payments based upon multiple levels of performance, and are capped at a specified percentage of annual salary. Based upon its review, the Compensation Committee has determined that our compensation plans and policies, taken as a whole, are not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Interlocks and Insider Participation
     During fiscal 2010, the Compensation Committee of the Board of Directors was composed of Harvey B. Cash, Tom C. Nichols and Lyndon L. Olson, Jr. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among our executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

Summary Compensation Table — Fiscal Years 2008 — 2010
     The following table sets forth compensation for fiscal years 2010, 2009 and 2008 earned by (i) our chief executive officer, (ii) our chief financial officer, and (iii) our three next highest paid executive officers.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	($)	($)	($) (1)	($) (2)	($)	($)		Total ($)
Stephen J. Harrison	2010	500,000	120,000	44,969	—	—	9,800	(3)	674,769
Chief Executive Officer	2009	500,000	—	95,143	—	225,000	9,500		829,643
	2008	500,000	—	—	—	—	9,100		509,100

Edward L. Pierce	2010	400,000	110,000	129,699	—	—	9,800	(3)	649,499
President	2009	400,000	65,000	51,300	—	135,000	9,500		660,800
	2008	350,000	100,000	1,216,000	178,830	—	9,100		1,853,930

Kevin P. Cohn	2010	250,000	60,000	54,859	—	—	9,800	(3)	374,659
Senior Vice President, Chief	2009	250,000	46,663	—	—	78,337	9,500		384,500
Financial Officer and Secretary	2008	225,000	83,750	—	402,368	—	9,100		720,218

Daniel L. Walker	2010	240,000	85,000	—	—	—	—		325,000
Senior Vice President -	2009	223,750	41,597	86,668	—	50,903	—		402,918
Operations	2008	203,750	65,000	—	178,830	—	—		447,580

Keith E. Bornemann	2010	160,000	30,500	6,186	—	—	8,280	(3)	204,966
Vice President and Corporate	2009	147,500	21,187	34,665	—	25,813	6,001		235,166
Controller	2008	122,500	25,000	—	62,591	—	77,995		288,086

(1)	Represents the aggregate grant date fair value of restricted stock awards granted during each respective fiscal year computed in accordance with FASB ASC 718-20. Aggregate compensation expense is equal to the closing price of the Company’s Common Stock on the New York Stock Exchange on the date of grant multiplied by the number of shares of restricted stock granted.

(2)	Represents the aggregate grant date fair value of option awards granted during each respective fiscal year computed in accordance with FASB ASC 718-20. Aggregate compensation expense is equal to the grant date fair value of the options estimated using the Black-Scholes option pricing model. See Note 4 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended June 30, 2010 for the assumptions made in determining option values.

(3)	Represents the matching amounts paid by the Company under our 401(k) Plan.

Grants of Plan-Based Awards — Fiscal Year 2010
     The following table sets forth information concerning each grant of an equity award made to a named executive officer in fiscal 2010.

		Estimated Future Payouts
		Under Non-Equity Incentive
		Plan Awards
				All Other
				Stock	Exercise
				Awards:	or Base	Grant Date
				Number of	Price of	Fair Value
				Shares of	Stock and	of Stock
				Stock or	Option	and Option
	Grant	Threshold	Maximum	Units	Awards	Awards
Name	Date	($)	($)	(#)	($)/sh (1)	($) (1)
Stephen J. Harrison	11/18/09	—	—	22,827 (2)	1.97	44,969

Edward L. Pierce	11/18/09	—	—	65,837 (2)	1.97	129,699

Kevin P. Cohn	11/18/09	—	—	27,847 (2)	1.97	54,859

Daniel L. Walker	—	—	—	—	—	—

Keith E. Bornemann	11/18/09	—	—	3,140 (3)	1.97	6,186

(1)	Grant date fair value is equal to the product of the number of shares of restricted stock issued and the closing price for the Company’s Common Stock on the New York Stock Exchange on the date of grant.

(2)	Restricted stock award granted under the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan. Pursuant to the restricted stock award agreements, the shares vest in equal 25% installments over a four-year period beginning on the first anniversary of the respective date of grant. Unvested restricted stock will vest under certain circumstances, including termination of employment of Messrs. Stephen J. Harrison, Pierce and Cohn, as applicable, as described within the “Potential Payments Upon Termination or Change in Control” section.

(3)	Restricted stock award granted under the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan. Pursuant to the restricted stock award agreement, the shares vest in equal 20% installments over a five-year period beginning on the first anniversary of the date of grant. Unvested restricted stock will vest under certain circumstances, including termination of employment of Mr. Bornemann, as described within the “Potential Payments Upon Termination or Change in Control” section.

Outstanding Equity Awards at Fiscal Year-End — Fiscal Year 2010
     The following table sets forth information concerning outstanding equity awards held by our named executive officers at June 30, 2010.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number		Market Value
	Underlying	Underlying			of Shares or		of Shares or
	Unexercised	Unexercised	Option	Option	Units of Stock		Units of Stock That
	Options (#)	Options (#)	Exercise	Expiration	That Have		Have
Name	Exercisable	Unexercisable	Price ($)	Date	Not Vested (#)		Not Vested ($)
Stephen J. Harrison	—	—	—	—	13,153	(1)	22,491	(2)
					22,827	(1)	39,034	(2)

Edward L. Pierce	50,000	50,000 (3)	3.04	3/18/18	160,000	(4)	273,600	(2)
					65,837	(4)	112,581	(2)

Kevin P. Cohn	112,500	112,500 (3)	3.04	3/18/18	27,847	(5)	47,618	(2)

Daniel L. Walker	40,000	60,000 (6)	3.04	3/18/18	27,734	(7)	47,424	(2)

Keith E. Bornemann	14,000	21,000 (6)	3.04	3/18/18	11,093	(7)	18,969	(2)
					3,140	(8)	5,369	(2)

(1)	The Company issued 17,537 and 22,827 restricted shares to Mr. Stephen J. Harrison on February 10, 2009 and November 18, 2009, respectively. Pursuant to the restricted stock award agreements, the shares issued vest in equal 25% installments over a four-year period beginning on the first anniversary of the respective date of grant. Unvested restricted stock will vest under certain circumstances, including termination of employment of Mr. Stephen J. Harrison, as described within the “Potential Payments Upon Termination or Change in Control” section.

(2)	Market value based on a closing share price of $1.71 for the Company’s Common Stock on the New York Stock Exchange on June 30, 2010.

(3)	Messrs. Pierce and Cohn were granted an option to purchase 100,000 and 225,000 shares, respectively, on March 18, 2008. The options vest in equal 25% installments over a four-year period beginning on the first anniversary of the date of grant.

(4)	The Company issued 400,000 and 65,837 restricted shares to Mr. Pierce on March 18, 2008 and November 18, 2009, respectively. Pursuant to the restricted stock award agreements, of the 400,000 shares issued on March 18, 2008, 160,000 shares vested on July 1, 2009 and 80,000 shares vested on each of October 1, 2009 and 2010 and an additional 80,000 shares vest on October 1, 2011, while the 65,837 shares issued on November 18, 2009 vest in equal 25% installments over a four-year period beginning on the first anniversary of the date of grant. Unvested restricted stock will become fully exercisable under certain circumstances, including termination of employment of Mr. Pierce, as described within the “Potential Payments Upon Termination or Change in Control” section.

(5)	The Company issued 27,847 restricted shares to Mr. Cohn on November 18, 2009. Pursuant to the restricted stock award agreement, the shares issued vest in equal 25% installments over a four-year period beginning on the first anniversary of the date of grant. Unvested restricted stock will vest under certain circumstances, including termination of employment of Mr. Cohn, as described within the “Potential Payments Upon Termination or Change in Control” section.

(6)	Messrs. Walker and Bornemann were granted an option to purchase 100,000 and 35,000 shares, respectively, on March 18, 2008. The options vest in equal 20% installments over a five-year period beginning on the first anniversary of the date of grant.

(7)	The Company issued 34,667 and 13,866 restricted shares to Messrs. Walker and Bornemann, respectively, on February 10, 2009. Pursuant to the restricted stock award agreements, the shares vest in equal installments over a five-year period beginning on the first anniversary of the date of grant. Unvested restricted stock will become fully exercisable under certain circumstances, including termination of employment of Messrs. Walker or Bornemann, as applicable, as described within the “Potential Payments Upon Termination or Change in Control” section.

(8)	The Company issued 3,140 restricted shares to Mr. Bornemann on November 18, 2009. Pursuant to the restricted stock award agreement, the shares vest in equal installments over a five-year period beginning on the first anniversary of the date of grant. Unvested restricted stock will become fully exercisable under certain circumstances, including termination of employment of Mr. Bornemann, as described within the “Potential Payments Upon Termination or Change in Control” section.

Option Exercises and Stock Vested — Fiscal Year 2010
     The following table sets forth information concerning each equity award held by a named executive officer that vested in fiscal 2010. No awards were exercised during fiscal 2010.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares		Value
	Acquired on	Realized on	Acquired on		Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)		Vesting ($)
Stephen J. Harrison	—	—	15,000	(1)	32,100	(2)
			4,384	(1)	9,075	(3)

Edward L. Pierce	—	—	160,000	(4)	342,400	(2)
			15,000	(4)	32,100	(2)
			80,000	(4)	192,000	(5)

Kevin P. Cohn	—	—	—		—

Daniel L. Walker	—	—	6,933	(6)	14,351	(3)

Keith E. Bornemann	—	—	2,773	(7)	5,740	(3)

(1)	The Company issued 15,000, 17,537 and 22,827 restricted shares to Mr. Stephen J. Harrison on October 1, 2008, February 10, 2009 and November 18, 2009, respectively. Pursuant to the restricted stock award agreements, the 15,000 shares issued on October 1, 2008 vested on July 1, 2009 and of the 17,537 shares issued on February 10, 2009, 4,384 shares vested on February 10, 2010, while the remaining unvested shares will vest in equal 25% installments on each anniversary of the respective date of grant. Pursuant to the restricted stock award agreement, the 22,827 shares issued on November 18, 2009 vest in equal 25% installments over a four-year period beginning on the first anniversary of the date of grant. Unvested restricted stock will vest under certain circumstances, including termination of employment of Mr. Stephen J. Harrison, as described within the “Potential Payments Upon Termination or Change in Control” section.

(2)	Value realized on vesting based on a closing share price of $2.14 for the Company’s Common Stock on the New York Stock Exchange on July 1, 2009.

(3)	Value realized on vesting based on a closing share price of $2.07 for the Company’s Common Stock on the New York Stock Exchange on February 10, 2010.

(4)	The Company issued 400,000, 15,000 and 65,837 restricted shares to Mr. Pierce on March 18, 2008, October 1, 2008 and November 18, 2009, respectively. Pursuant to the restricted stock award agreements, of the 400,000 shares issued on March 18, 2008, 160,000 shares vested on July 1, 2009 and 80,000 shares vested on each of October 1, 2009 and 2010 and an additional 80,000 shares vest on October 1, 2011, while the 15,000 shares issued on October 1, 2008 vested on July 1, 2009. Pursuant to the restricted stock award agreement, the 65,837 shares issued on November 18, 2009 vest in equal 25% installments over a four-year period beginning on the first anniversary of the date of grant. Unvested restricted stock will become fully exercisable under certain circumstances, including termination of employment of Mr. Pierce, as described within the “Potential Payments Upon Termination or Change in Control” section.

(5)	Value realized on vesting based on a closing share price of $2.40 for the Company’s Common Stock on the New York Stock Exchange on October 1, 2009.

(6)	The Company issued 34,667 restricted shares to Mr. Walker on February 10, 2009. Pursuant to the restricted stock award agreement, 6,933 shares vested on February 10, 2010, while the remaining unvested shares will vest in equal 20% installments on each anniversary of the date of grant. Unvested restricted stock will become fully exercisable under certain circumstances, including termination of employment of Mr. Walker, as described within the “Potential Payments Upon Termination or Change in Control”.

(7)	The Company issued 13,866 and 3,140 restricted shares to Mr. Bornemann on February 10, 2009 and November 18, 2009, respectively. Pursuant to the restricted stock award agreement, of the 13,866 shares issued on February 10, 2009, 2,773 shares vested on February 10, 2010, while the remaining unvested shares will vest in equal 20% installments on each anniversary of the date of grant. Pursuant to the restricted stock award agreement, the 3,140 shares issued on November 18, 2009 vest in equal 20% installments over a five-year period beginning on the first anniversary of the date of grant. Unvested restricted stock will vest under certain circumstances, including termination of employment of Mr. Bornemann, as described within the “Potential Payments Upon Termination or Change in Control” section.

Equity Compensation Plan Information
     The following table summarizes information with respect to our equity compensation plans as of June 30, 2010.

Number of
	Securities To Be	Weighted	Number of Securities
	Issued Upon	Average	Remaining Available
	Exercise of	Exercise Price	For Future Issuance
	Outstanding	of Outstanding	Under Equity
Plan Category	Options	Options	Compensation Plans
Equity compensation plans approved by security holders	4,560,678	$3.06	2,739,501

Equity compensation plans not approved by security holders	—	—	—
Potential Payments Upon Termination or Change in Control
     The Company’s named executive officers are subject to written employment agreements that set forth the consideration payable to such named executive officers in connection with the termination of their employment. Payments of these amounts generally are conditioned upon the named executive officer’s compliance with the other provisions of his employment agreement, which include limitations upon his use and disclosure of confidential information, solicitation of employees, interference with the Company’s business opportunities and an obligation not to compete with the business of the Company for a specified period following termination of employment. In addition, the stock award agreements to which each of the named executive officers is a party include certain provisions that address the rights of the named executive officers upon termination.
     Description of Potential Payments on Termination or Change in Control. The discussion below outlines the amount of compensation payable to each of the named executive officers of the Company in the event of a termination of employment or following a change in control. Except as otherwise noted, the discussion below applies to each of the named executive officers.
     Payments Made Upon Any Termination of Employment. Regardless of the manner in which a named executive officer’s employment with the Company is terminated, he will be entitled to receive the following amounts:
•	accrued but unpaid base salary through the effective date of termination;

•	accrued but unpaid bonus owed to the executive as of the date of termination;

•	accrued but unpaid vacation pay; and

•	unreimbursed employment-related expenses.
     Payments Made Upon Termination of a Named Executive Officer for Cause. The Company may terminate each named executive officer for “cause,” which is defined as:
•	his conviction of a felony or a crime involving moral turpitude;

•	his act of dishonesty or fraud that has caused material harm to the Company;

•	his willful and continued failure to substantially perform duties and obligations under his employment agreement (other than any such failure resulting from incapacity due to physical or mental illness); or

•	his uncured gross negligence or willful misconduct.
     If a named executive officer were terminated for cause, he would not be entitled to receive any amounts other than as listed under “Payments Made Upon Any Termination of Employment” above.
     Payments Made Upon Resignation of a Named Executive Officer Without Good Reason. Each named executive officer may resign at any time. If his resignation were not for “good reason” (as defined below), he would not be entitled to receive any amounts other than as listed under “Payments Made Upon Any Termination of Employment” above.

     The term “good reason” is defined in the named executive officers’ employment agreements as:
•	a reduction in the amount of the executive’s compensation in a manner that constitutes a breach of his employment agreement;

•	a material uncured breach of the Company’s obligations under the employment agreement;

•	an assignment of duties materially inconsistent with his position, duties, responsibilities and status with the Company, a reduction of his authority, a material change in his reporting responsibilities, titles or offices, or removal of him from any such positions (except in connection with the termination of his employment for cause, resignation of his employment other than for good reason or as a result of his death or disability); or

•	a requirement that he relocate his place of work to a location more than 50 miles from the Company’s current corporate headquarters (25 miles with respect to Mr. Stephen J. Harrison).
     And, solely with respect to Mr. Stephen J. Harrison’s employment agreement, as:
•	a “change in control” (as defined below) of the Company (other than one that he approved or voted in favor of in his capacity as a director and/or stockholder of the Company); or

•	removal from the Board other than for cause or is not reelected to the Board at the end of his term of service thereon.
     Payments Made Upon Disability of a Named Executive Officer. In the event of a named executive officer’s “disability” (defined as executive’s incapacitation or other absence from his full-time duties for six consecutive months or for at least 180 days during any 12-month period, in either case as a result of a mental or physical illness or injury), he would be entitled to:
•	all amounts under “Payments Made Upon Any Termination of Employment” above.
     The term “disability” is defined under Mr. Stephen J. Harrison’s employment agreement as:
•	an inability to engage in any substantial gainful activity by reason of any medically physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months;

•	the receipt of income replacement benefits for a period of not less than three (3) months under an accident and health plan sponsored by the Company which covers employees of the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or

•	totally disabled, as determined by the Social Security Administration.
     In the event of Mr. Stephen J. Harrison’s disability, he would also be entitled to:
•	payments during the “severance period” (as defined below) in an amount equal to 60% of his initial base salary, payable in regular installments, net of any benefits he receives from disability insurance;

•	participate during the severance period in all employee health benefit programs made generally available to the Company’s senior management; and

•	the immediate vesting of all options granted pursuant to his nonqualified stock option agreement.
     The term “severance period” is defined under Mr. Stephen J. Harrison’s employment agreement as the second anniversary of the termination of his employment.
     In the event of a named executive officer’s “total and permanent disability” (as defined below), he would also be entitled to:
•	the immediate termination of all remaining restrictions set forth and relating to all restricted stock awards granted to him.

     The term “total and permanent disability” is defined under the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan as a person being qualified for long-term disability benefits under the Company’s or one of its subsidiaries’ disability plans or insurance policies; or, if no such plan or policy is then in existence or if such person is not eligible to participate in such plan or policy, that the person is incapacitated and absent from his or her duties with the Company or any of its subsidiaries on a full time basis for a period of six (6) continuous months or for at least one hundred eighty (180) days during any twelve (12) month period as a result of mental or physical illness or physical injury, as determined in good faith by the Compensation Committee.
     Payments Made Upon Death of a Named Executive Officer. In the event of a named executive officer’s death, his estate would be entitled to:
•	all amounts under “Payments Made Upon Any Termination of Employment” above; and

•	the immediate termination of all remaining restrictions set forth and relating to all restricted stock awards granted to him.
     In the event of Mr. Stephen J. Harrison’s death, his estate would also be entitled to:
•	a bonus in the amount equal to the annual bonus he would have been entitled to had he remained an employee for the entire year, multiplied by the number of days in such year prior to the date of death, divided by 365.
     Payments Made Upon Retirement of a Named Executive Officer. In the event of a named executive officer’s retirement, he would be entitled to:
•	all amounts under “Payments Made Upon Any Termination of Employment” above; and

•	the immediate termination of all remaining restrictions set forth and relating to all restricted stock awards granted to him.
     Payments Made Upon Termination Without Cause or Resignation for Good Reason. In the event of a named executive officer’s termination without cause or resignation for good reason, he would be entitled to:
•	all amounts under “Payments Made Upon Any Termination of Employment” above; and

•	the immediate termination of all remaining restrictions set forth and relating to all restricted stock awards granted to him.
     In the event of Mr. Stephen J. Harrison’s termination without cause or resignation for good reason, he would also be entitled to:
•	a payment equal to the product of his then current base salary, times two (2), payable in one lump sum as of the effective date of termination or resignation;

•	a payment equal to the product of his annual bonus paid for the fiscal year immediately preceding the fiscal year in which the termination or resignation occurs, times two (2), payable in one lump sum as of the effective date of termination or resignation;

•	participate through the second anniversary of termination or resignation in all employee health benefit programs made generally available to the Company’s senior management; and

•	an additional payment for any excise taxes resulting from the foregoing payments if the foregoing payments are made in connection with a change in control of the Company.
     In the event of Messrs. Pierce or Cohn’s termination without cause or resignation for good reason, he would also be entitled to:
•	a payment equal to the product of his then current base salary, times two (2), payable in regular installments through the first anniversary of termination or resignation (if the termination or resignation is in connection with a “change in control” (as defined below) of the Company and occurs within twelve (12) months of such change in control, then the payment is payable in one lump sum as of the effective date of the termination or resignation);

•	participate through the first anniversary of termination or resignation in all employee health benefit programs made generally available to the Company’s senior management;

•	an additional payment for any excise taxes resulting from the foregoing payments if the foregoing payments are made in connection with a change in control of the Company; and

•	the vesting of 25% of their unvested options upon a termination without cause pursuant to the terms of their respective nonqualified stock option agreement.
     In the event of Mr. Walker’s termination without cause or resignation for good reason, he would also be entitled to:
•	a payment equal to his then current base salary payable in regular installments through the first anniversary of termination or resignation (if the termination or resignation is in connection with a “change in control” (as defined below) of the Company and occurs within twelve (12) months of such change in control, then a payment equal to the product of his then current base salary, times 200 percent, is payable in one lump sum as of the effective date of the termination or resignation); and

•	participate through the first anniversary of termination or resignation in all employee health benefit programs made generally available to the Company’s employees (if termination or resignation is in connection with a change in control of the Company and occurs within twelve (12) months of such change in control, then participation through the second anniversary of termination or resignation in all employee health benefit programs made generally available to the Company’s employees).
     In the event of Mr. Bornemann’s termination without cause or resignation for good reason, he would also be entitled to:
•	a payment equal to his then current base salary payable in regular installments through the first anniversary of termination or resignation (if the termination or resignation is in connection with a “change in control” (as defined below) of the Company and occurs within twelve (12) months of such change in control, then a payment equal to the product of his then current base salary, times 150 percent, is payable in one lump sum as of the effective date of the termination or resignation); and

•	participate through the first anniversary of termination or resignation in all employee health benefit programs made generally available to the Company’s employees.
     The term “change in control” is defined under the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan as:
•	any consolidation, merger or share exchange of the Company in which the holders of a majority of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor thereto following such transaction;

•	any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company;

•	the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

•	the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals who (a) at July 1, 2002 were directors or (b) become directors after July 1, 2002 and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors on July 1, 2002 or whose election or nomination for election was previously so approved; or

•	the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of an aggregate of 50% or more of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934) who beneficially owned less than 50% of the voting power of the Company’s outstanding voting securities on July 1, 2002.

     Provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a change in control if the acquiror is (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity; (b) a subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company; or (c) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.
     Pursuant to the terms of each named executive officer’s nonqualified stock option agreement, upon the effective date of a change in control, all unvested options granted to him will immediately become fully vested and exercisable provided that he is employed by (or, if he is a consultant or an outside director, is providing services to) the Company or a subsidiary from the grant date to the effective date of the change in control.
     Pursuant to the terms of each named executive officer’s restricted stock award agreement, upon the effective date of a change in control, all restrictions set forth and relating to such restricted stock awards granted to him will immediately be terminated.
     Summary of Potential Payments on Termination or Change in Control. The following tables set forth the estimated benefits to which each named executive officer is entitled in the event that (i) the Company terminates the named executive officer without cause or the named executive officer resigns for good reason, (ii) the Company terminates the named executive officer without cause or the named executive officer resigns for good reason in connection with a change in control of the Company, or (iii) the Company terminates the named executive officer for cause or the named executive officer resigns without good reason, or as a result of disability, death or retirement of the named executive officer, assuming that the triggering event took place on and as of June 30, 2010.

     Termination Without Cause or Resignation For Good Reason

			Continued
		Additional	Benefit	Accelerated	Accelerated
		Severance	Plan	Stock Option	Restricted
	Bonus	Payment	Coverage	Vesting	Stock Vesting
Name	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	Total ($)
Stephen J. Harrison	450,000	1,000,000	14,136	—	61,525	1,525,661
Edward L. Pierce	—	800,000	10,712	—	386,181	1,196,893
Kevin P. Cohn	—	500,000	10,712	—	47,618	558,330
Daniel L. Walker	—	240,000	6,874	—	47,424	294,298
Keith E. Bornemann	—	160,000	10,493	—	24,338	194,831

(1)	In the case of Mr. Stephen J. Harrison, includes the receipt of the accrued and unpaid bonuses and a lump sum payment equal to the bonus paid to the executive for the fiscal year immediately preceding the year in which the termination of employment occurs times two (2). In the case of Messrs. Pierce, Cohn, Walker and Bornemann, includes the receipt of the accrued and unpaid bonuses as stipulated in their respective employment agreements.

(2)	In the case of Messrs. Stephen J. Harrison, Pierce and Cohn, includes the receipt of an amount equal to the then current base salary times two (2). In the case of Messrs. Walker and Bornemann, includes the receipt of the then current base salary.

(3)	Represents the estimated maximum aggregate amount of the named executive officer’s payable share of all medical, dental, health and disability insurance payables by the Company for the benefit of the named executive officer and members of his immediate family until the second anniversary of the date of termination of employment in the case of Mr. Stephen J. Harrison, and for the period of twelve (12) months after the termination date in the case of Messrs. Pierce, Cohn, Walker and Bornemann; also includes the continuation of all employee health benefit programs generally available to similarly situated employees during the defined post-termination period.

(4)	Information regarding outstanding unexercisable options held by each named executive officer is set forth in the Outstanding Equity Awards at Fiscal Year-End table above. Stock options that have vested on an accelerated basis are exercisable within either twelve (12) or twenty-four (24) months, pursuant to the respective stock option agreement, following the date of the termination of service (which for purposes of this table is June 30, 2010). Consequently, the amounts included in this column represent the maximum profit the named executive officer would have received had he (i) exercised any of these options that were in-the-money and (ii) sold the underlying stock at $1.71 per share on June 30, 2010. All stock options held on June 30, 2010 that vested were out-of-the-money.

(5)	Market value based on a closing share price of $1.71 for the Company’s Common Stock on the New York Stock Exchange on June 30, 2010.

     Termination Without Cause or Resignation for Good Reason Resulting From a Change in Control

			Continued
		Additional	Benefit	Accelerated	Accelerated
		Severance	Plan	Stock Option	Restricted
	Bonus	Payment	Coverage	Vesting	Stock Vesting
Name	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	Total ($)
Stephen J. Harrison	450,000	1,000,000	14,136	—	61,525	1,525,661
Edward L. Pierce	—	800,000	10,712	—	386,181	1,196,893
Kevin P. Cohn	—	500,000	10,712	—	47,618	558,330
Daniel L. Walker	—	480,000	13,748	—	47,424	541,172
Keith E. Bornemann	—	240,000	10,493	—	24,338	274,831

(1)	In the case of Mr. Stephen J. Harrison, includes the receipt of the accrued and unpaid bonuses and a lump sum payment equal to the bonus paid to the executive for the fiscal year immediately preceding the year in which the termination of employment occurs times two (2). In the case of Messrs. Pierce, Cohn, Walker and Bornemann, includes the receipt of the accrued and unpaid bonuses as stipulated in their respective employment agreements.

(2)	In the case of Messrs. Stephen J. Harrison, Pierce, Cohn and Walker, includes the receipt of an amount equal to their then current base salary times two (2). In the case of Mr. Bornemann, includes the receipt of an amount equal to their then current base salary times 150 percent.

(3)	Represents the estimated maximum aggregate amount of the named executive officer’s payable share of all medical, dental, health and disability insurance payables by the Company for the benefit of the named executive officer and members of his immediate family until the second anniversary of the date of termination of employment in the case of Messrs. Stephen J. Harrison and Walker, and for the period of twelve (12) months after the termination date in the case of Messrs. Pierce, Cohn and Bornemann; also includes the continuation of all employee health benefit programs generally available to similarly situated employees during the defined post-termination period.

(4)	Information regarding outstanding unexercisable options held by each named executive officer is set forth in the Outstanding Equity Awards at Fiscal Year-End table above. Stock options that have vested on an accelerated basis are exercisable within either twelve (12) or twenty-four (24) months, pursuant to the respective stock option agreement, following the date of the termination of service (which for purposes of this table is June 30, 2010). Consequently, the amounts included in this column represent the maximum profit the named executive officer would have received had he (i) exercised any of these options that were in-the-money and (ii) sold the underlying stock at $1.71 per share on June 30, 2010. All stock options held on June 30, 2010 that vested were out-of-the-money.

(5)	Market value based on a closing share price of $1.71 for the Company’s Common Stock on the New York Stock Exchange on June 30, 2010.

Termination For Cause or Resignation Without Good Reason, or Resulting From Disability, Death or Retirement

			Continued
		Additional	Benefit	Accelerated	Accelerated
		Severance	Plan	Stock Option	Restricted
	Bonus	Payment	Coverage	Vesting	Stock Vesting
Name	($) (1)	($)(2)	($) (3)	($)(4)	($) (5)	Total ($)
Stephen J. Harrison
Cause or Resignation Without Good Reason		—	—	—	—	—
Disability	—	300,000	14,136	—	61,525	375,661
Death	—	—	—	—	61,525	61,525
Retirement	—	—	—	—	61,525	61,525
Edward L. Pierce
Cause or Resignation Without Good Reason		—	—	—	—	—
Disability	—	—	—	—	386,181	386,181
Death	—	—	—	—	386,181	386,181
Retirement	—	—	—	—	386,181	386,181
Kevin P. Cohn
Cause or Resignation Without Good Reason	—	—	—	—	—	—
Disability	—	—	—	—	47,618	47,618
Death	—	—	—	—	47,618	47,618
Retirement	—	—	—	—	47,618	47,618
Daniel L. Walker
Cause or Resignation Without Good Reason	—	—	—	—	—	—
Disability	—	—	—	—	47,424	47,424
Death	—	—	—	—	47,424	47,424
Retirement	—	—	—	—	47,424	47,424
Keith E. Bornemann
Cause or Resignation Without Good Reason	—	—	—	—	—	—
Disability	—	—	—	—	24,338	24,338
Death	—	—	—	—	24,338	24,338
Retirement	—	—	—	—	24,338	24,338

(1)	Includes the receipt of the accrued and unpaid bonuses as stipulated in their respective employment agreements.

(2)	In the case of Mr. Stephen J. Harrison, includes the receipt of 60% of his initial base salary, net of any benefits received from disability insurance, as stipulated in his employment agreement.

(3)	In the case of Mr. Stephen J. Harrison, represents the estimated maximum aggregate amount of his payable share of all medical, dental, health and disability insurance payables by the Company for the benefit of him and members of his immediate family until the second anniversary of the date of termination of employment.

(4)	Information regarding outstanding unexercisable options held by each named executive officer is set forth in the Outstanding Equity Awards at Fiscal Year-End table above. Stock options that have vested on an accelerated basis are exercisable within either twelve (12) or twenty-four (24) months, pursuant to the respective stock option agreement, following the date of the termination of service (which for purposes of this table is June 30, 2010). Consequently, the amounts included in this column represent the maximum profit the named executive officer would have received had he (i) exercised any of these options that were in-the-money and (ii) sold the underlying stock at $1.71 per share on June 30, 2010. All stock options held on June 30, 2010 that vested were out-of-the-money.

(5)	Market value based on a closing share price of $1.71 for the Company’s Common Stock on the New York Stock Exchange on June 30, 2010.

PROPOSAL 2 — APPROVAL OF THE AMENDMENT TO THE FIRST ACCEPTANCE CORPORATION EMPLOYEE STOCK PURCHASE PLAN
     The Company believes that broad-based ownership of equity interests in the Company by its employees provides a substantial motivation for superior performance by more closely aligning the economic interests of those employees with the overall performance of the Company and the interests of the stockholders of the Company. In order to encourage ownership of the Company’s common stock by its employees, the Board of Directors and stockholders of the Company previously approved the First Acceptance Corporation Employee Stock Purchase Plan, as amended, which we will refer to as the “plan.” As of October 1, 2010, 200,000 shares of common stock were authorized for issuance under the plan and a total of 157,763 shares of common stock had been issued pursuant to the plan, resulting in 42,237 shares of common stock remaining available for issuance under the plan. The Board of Directors has reviewed the plan and determined that, in order to encourage continued participation in the plan by the Company’s employees, the Company should amend the plan to increase the number of shares authorized for issuance under the plan from 200,000 shares to 400,000 shares. If approved by the stockholders, the amendment will become effective November 16, 2010.
Summary of the Material Provisions of the Plan, as Amended
     The following summary of the material provisions of the plan is qualified in its entirety by reference to the text of the plan, as amended, which is attached to this proxy statement as Appendix A.
     Participation; Awards under the Plan. Pursuant to the plan, each employee of the Company or a subsidiary of the Company (including executive officers of the Company) having at least six (6) months of continuous service prior to January 1 or July 1 of each year (each a “Commencement Date”), except for employees whose customary employment is 20 hours per week or less or whose customary employment is not for more than five months in any calendar year, is eligible to participate in the plan. Holders of 5% or more of the outstanding shares of common stock are not eligible to participate in the plan. The Company and its subsidiaries currently have approximately 1,050 employees who are eligible to participate in the plan.
     Eligible employees may elect to deduct from their compensation an after-tax amount of not less than $25.00 per bi-weekly payroll period (or $25.00 per semi-monthly payroll period) and not more than 15% of their base pay on the Commencement Date for each six-month option period starting on each such Commencement Date (each such six-month period is referred to in the plan as an “Option Period”). The dollar amount deducted is credited to the participant’s Contribution Account (as defined in the plan). In addition, a participant who has neither discontinued nor withdrawn his or her contributions during each Option Period is permitted to make one lump sum contribution during each Option Period (except during the last 30 days of the Option Period), as long as the aggregate amount of contributions does not exceed 15% of the participant’s base pay on the Commencement Date (expressed as base pay for the applicable payroll period) multiplied by the number of payroll periods during that Option Period.
     On the Grant Date (the first trading date of each Option Period), each participant in the plan shall be deemed to receive an option to purchase shares of common stock in accordance with the terms of the plan. On the Exercise Date (the last trading day of each Option Period), the amount deducted from each participant’s salary and any additional amounts contributed on a lump-sum basis over the course of the period will be used to purchase shares of common stock at a purchase price (the “Exercise Price”) equal to the lesser of (a) 100% of the Closing Market Price (as defined in the plan) of the shares of common stock on the Exercise Date and (b) 100% of the Closing Market Price of the shares of common stock on the Grant Date. On an Exercise Date, all options shall be automatically exercised, except for options which are cancelled when a participant withdraws the balance of his or her Contribution Amount or which are otherwise terminated under the provisions of the plan (such as upon the termination of a participant’s employment for any reason except death, disability, or retirement at or after age 65).
     Participants’ rights under the plan are subject to the following limitations: (i) subject to certain adjustments, the maximum number of shares of common stock which may be purchased by a participant on an Exercise Date is 3,000 shares; (ii) no participant is allowed to purchase, during a calendar year, stock under the plan having a market value in excess of $25,000, as determined on the Grant Date; (iii) no option may be granted to a participant who would own 5% or more of the common stock of the Company immediately after the option is granted and (iv) no participant may assign, transfer or otherwise alienate any rights under the plan or any options granted to him or her thereunder, except by will or the laws of descent and distribution, and such options must be exercised during the participant’s lifetime only by him or her.
     Upon termination of a participant’s employment, the employee shall cease being a participant under the plan, and the balance of the employee’s Contribution Account shall be paid to the participant as soon as practical after termination. An option granted to such a participant shall be null and void from the date of termination. Upon the death, retirement or disability of a participant, the participant or his or her legal representative may withdraw the balance in his or her Contribution Account or may use the accumulated balance to purchase stock under the plan. Any remaining money that is insufficient to purchase a whole share is returned to such participant or his or her legal representative. Nothing in the plan is to be construed so as to give an employee the right to be retained in the service of the Company.
     Administration. The plan is administered by a Plan Administrator, which Plan Administrator is currently the Compensation Committee of the Board of Directors. The Plan Administrator does not, however, have the discretion to deny the right to participate in the plan to any employee who meets the eligibility criteria.
     Adjustments. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization or other change in the Company’s structure affecting the common stock, appropriate adjustments will be made by the Plan Administrator in the number of shares reserved for issuance under the plan and calculation of the Exercise Price.
     Amendment. The Board of Directors of the Company has the right to amend or terminate the plan at any time, but cannot make an amendment to increase the number of shares reserved under the plan (except pursuant to certain changes in the capital structure of the Company) without the approval of the Company’s stockholders. If the plan is terminated, all options outstanding at the time of termination shall become null and void, and the balance in each participant’s Contribution Account shall be paid to that participant.
Certain U.S. Federal Income Tax Consequences
     The following is a brief summary of the Federal income tax aspects of awards made under the plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.
     A holder will not recognize income for Federal tax purposes when shares are purchased. Income may be recognized when a holder disposes of his or her stock. If shares of stock are disposed of before a statutory holding period is met, ordinary income is recognized in an amount equal to the difference between the price paid for the shares and the market value of the shares on the date such shares were purchased. If shares are disposed of after meeting the holding period requirement, the holder receives ordinary taxable income in the calendar year of disposition equal to the excess of the fair market value of such shares of common stock on the day of disposition over the price paid for such shares. In either case, (i) if a holder’s disposition is by gift, such holder will have no further income tax consequences and (ii) in the case of a sale of such shares, the difference between the net proceeds on the date of the disposition and the holder’s tax basis in such shares (including ordinary income recognized in the disposition) will be taxable as capital gain or loss.
     If an employee leaves contributions in the plan to purchase common stock after he or she retires, the tax consequences depend on whether the termination date is within three months of the Exercise Date. If the termination is not more than three months prior to the Exercise Date, the tax consequences are described above. However, if the termination date is more than three months prior to the Exercise Date, the holder is treated as exercising a non-qualified option and is taxed on the Exercise Date on the excess of market value of the stock on that date over the price paid.

Required Vote; Recommendation of the Board
     Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter. A properly executed proxy marked “ABSTAIN” with respect to this proposal will have the same effect as a vote against the proposal. Broker nonvotes will not affect this proposal. However, as discussed elsewhere in this proxy statement, both abstentions and broker nonvotes will factor into the determination of the existence of a quorum.
     The Board of Directors recommends that you vote FOR approval of the amendment to the First Acceptance Corporation Employee Stock Purchase Plan.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT AUDITORS
     The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) to serve as our independent auditors for the current fiscal year, and the stockholders are requested to ratify this appointment. Ernst & Young has served as our independent registered public accounting firm since September 2005. A representative of Ernst & Young is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions. Stockholders should recognize that the ratification of the appointment of Ernst & Young does not preclude the Audit Committee from subsequently determining to change independent auditors if the Audit Committee determines such action to be in the best interests of the Company and its stockholders.
Fees Billed to Us by Ernst & Young LLP For Fiscal 2010 and 2009
     Audit Fees. The aggregate audit fees billed by Ernst & Young for the fiscal years ended June 30, 2010 and 2009 were $651,950 and $765,000, respectively. The fees include professional services and expenses for annual audits, including internal control over financial reporting, and quarterly reviews of our financial statements.
     Audit-Related Fees. Audit-related fees billed by Ernst & Young for the fiscal years ended June 30, 2010 and 2009 were $25,000 and $25,000, respectively. These fees related to the audit of the Company’s 401(k) plan.
     Tax Fees. The aggregate tax fees billed by Ernst & Young for the fiscal years ended June 30, 2010 and 2009 were $69,500 and $79,500, respectively. These fees related primary to the preparation of fiscal year federal and state income tax returns for the Company.
     All Other Fees. Other fees billed by Ernst & Young for the fiscal year ended June 30, 2010 were $760,000. These fees related to transaction advisory services. No amounts were billed by Ernst & Young during the fiscal year ended June 30, 2009 that would be categorized as “All Other Fees.”
Audit Committee Pre-Approval Policies and Procedures.
     Our Audit Committee has adopted a policy, contained in its Restated Charter, which provides that our Audit Committee must pre-approve all audit and non-audit services provided to the Company by our independent auditors. This policy is administered by our senior management, which reports throughout the year to the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young.
Auditor Rotation Policies
     Ernst & Young maintains partner rotation policies in accordance with the rules promulgated by the SEC. Such rules have required rotation of the lead audit partner after five years of assignment to the engagement.
Required Vote; Recommendation of the Board
     Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter. A properly executed proxy marked “ABSTAIN” with respect to this proposal will have the same effect as a vote against the proposal. However, as discussed elsewhere in this proxy statement, both abstentions and broker nonvotes will factor into the determination of the existence of a quorum.
     The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as First Acceptance Corporation’s independent auditors.

OTHER MATTERS
     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
ADDITIONAL INFORMATION
     Stockholder Proposals for the 2011 Annual Meeting. Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, stockholder proposals submitted in accordance with applicable rules and regulations for presentation at our next annual meeting and received at our executive offices no later than June 17, 2011 will be considered for inclusion in our proxy statement and form of proxy relating to the 2011 annual meeting.
     For other stockholder proposals to be timely (but not considered for inclusion in our proxy statement), a stockholder’s notice must be received at our executive offices no later than 60 days before our annual meeting or (if later) within ten days after the public notice of that meeting is sent to the stockholders of the Company, and should otherwise comply with the advance notice provisions of our certificate of incorporation. For proposals that are not timely filed, we retain discretion to vote the proxies that we receive. For proposals that are timely filed, we retain discretion to vote the proxies that we receive, provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.
     Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by us. We will bear the cost of soliciting proxies in the enclosed form. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by mail, personal conversations, telephone, telex, facsimile or electronic means. Upon request, we will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.
     Financial Statements Available. A copy of our 2010 Annual Report to Stockholders containing our Annual Report on Form 10-K for the year ended June 30, 2010 and other information accompanies this proxy statement.
     Householding Information. As permitted by the SEC’s proxy statement rules, we will deliver only one copy of our 2010 Annual Report to Stockholders or this proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of our 2010 Annual Report to Stockholders or this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of our annual reports or proxy statements may request delivery of a single copy.
Requests in this regard should be addressed to:
     Investor Relations
     First Acceptance Corporation
     3813 Green Hills Village Drive
     Nashville, Tennessee 37215
     1-800-321-0899

Appendix A
AMENDED AND RESTATED FIRST ACCEPTANCE CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
Article I
INTRODUCTION
     1.1 Establishment of Plan. First Acceptance Corporation, a Delaware corporation (the “Company”) with its principal offices located in Nashville, Tennessee, adopts the following employee stock purchase plan for its eligible employees. This Plan shall be known as the Amended and Restated First Acceptance Corporation Employee Stock Purchase Plan.
     1.2 Purpose. The purpose of this Plan is to provide an opportunity for eligible employees of the Employer to become shareholders in the Company. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and shareholders.
     1.3 Qualification. This Plan is intended to be an employee stock purchase plan which qualifies for favorable Federal income tax treatment under Section 423 of the Code and is intended to comply with the provisions thereof, including the requirement of Section 423(b)(5) of the Code that all Employees granted options to purchase Stock under the Plan have the same rights and privileges with respect to such options.
     1.4 Rule 16b-3 Compliance. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.
Article II
DEFINITIONS
     As used herein, the following words and phrases shall have the meanings specified below:
     2.1 Board of Directors. The Board of Directors of the Company.
     2.2 Closing Market Price. The closing price of the Stock as reported in the consolidated trading of the New York Stock Exchange or such market or exchange on which the Stock is then traded on the date specified; provided that if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on the New York Stock Exchange or any other market or exchange, the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.
     2.3 Code. The Internal Revenue Code of 1986, as amended from time to time.

     2.4 Commencement Date. The first day of each Option Period. The first Commencement Date shall be February 1, 2005. Thereafter, Option Periods shall begin on each July 1 and January 1.
     2.5 Contribution Account. The account established on behalf of a Participant to which shall be credited the amount of the Participant’s contribution, pursuant to Article V.
     2.6 Effective Date. February 1, 2005.
     2.7 Employee. Any person employed by the Employer for a period of six (6) months.
     2.8 Employer. The Company and any corporation (i) which is a Subsidiary of the Company, (ii) which is authorized by the Board of Directors to adopt this Plan with respect to its Employees, and (iii) which adopts this Plan. The term “Employer” shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided that the surviving or transferee corporation would qualify as a subsidiary under Section 2.18 hereof and that such corporation does not affirmatively disavow this Plan.
     2.9 Exercise Date. The last trading date of each Option Period on the New York Stock Exchange or such market or exchange on which the Stock is then traded.
     2.10 Exercise Price. The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.
     2.11 Five-Percent Shareholder. An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary thereof. In determining this five percent test, shares of stock which the Employee may purchase under outstanding options, as well as stock attributed to the Employee under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock which may be issued under options shall not be counted in the total of outstanding shares in the denominator.
     2.12 Grant Date. The first trading date of each Option Period on the New York Stock Exchange or such market or exchange on which the Stock is then traded.
     2.13 Option Period. The first Option Period shall begin on February 1, 2005 and end on June 30, 2005. Thereafter, Option Periods shall be successive six (6) month periods commencing on July 1 and ending on December 31 and commencing on January 1 and ending on June 30.
     2.14 Participant. Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.
     2.15 Plan. Amended and Restated First Acceptance Corporation Employee Stock Purchase Plan.

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     2.16 Plan Administrator. The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan. The initial committee shall be the Compensation Committee of the Board of Directors.
     2.17 Stock. Those shares of common stock of the Company which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.
     2.18 Subsidiary. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in such chain.
Article III
SHAREHOLDER APPROVAL
     3.1 Shareholder Approval Required. This Plan must be approved by the shareholders of the Company within the period beginning twelve (12) months before and ending twelve (12) months after its adoption by the Board of Directors.
     3.2 Shareholder Approval for Certain Amendments. Without the approval of the shareholders of the Company, no amendment to this Plan shall increase the number of shares reserved under the Plan, other than as provided in Section 10.3. Approval by shareholders must occur within one (1) year of such amendment or such amendment shall be void ab initio, comply with applicable provisions of the corporate charter and bylaws of the Company, and comply with Delaware law prescribing the method and degree of shareholder approval required for issuance of corporate stock or options.
Article IV
ELIGIBILITY AND PARTICIPATION
     4.1 Conditions. Each Employee shall become eligible to become a Participant on the Commencement Date next following the date on which he is employed by the Employer for a period of six (6) months. No Employee who is a Five-Percent Shareholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.
     4.2 Application for Participation. Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, he shall complete such form and file it with his Employer no later than fifteen (15) days prior to the next Commencement Date. The completed enrollment form shall indicate the amount of Employee contributions authorized by the Employee. If no new enrollment form is filed by a Participant in advance of any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limit of 15% of base pay). If any Employee does

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not elect to participate in any given Option Period, he may elect to participate on any future Commencement Date so long as he continues to meet the eligibility requirements.
     4.3 Date of Participation. All Employees who elect to participate shall be enrolled in the Plan commencing with the first pay date after the Commencement Date following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.
     4.4 Acquisition or Creation of Subsidiary. If the stock of a corporation is acquired by the Company or another Employer so that the acquired corporation becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall automatically become an Employer and its Employees shall become eligible to participate in the Plan on the first Commencement Date after the acquisition or creation of the Subsidiary, as the case may be. Notwithstanding the foregoing, the Board of Directors may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer, (ii) specify that the acquired or newly created Subsidiary will become a participating Employer on a Commencement Date other than the first Commencement Date after the acquisition or creation, or (iii) attach any condition whatsoever to eligibility of the employees of the acquired or newly created Subsidiary, except to the extent such condition would not comply with Section 423 of the Code.
Article V
CONTRIBUTION ACCOUNT
     5.1 Employee Contributions. The enrollment form signed by each Participant shall authorize the Employer to deduct from the Participant’s compensation an after-tax amount during each payroll period not less than one percent (1%) nor more than an amount which is fifteen percent (15%) of the Participant’s base pay on the Commencement Date. A Participant’s base pay shall be determined before subtracting any elective deferrals to a qualified plan under Section 401(k) of the Code, salary reduction contributions to a cafeteria plan under Section 125 of the Code or elective deferrals to a nonqualified deferred compensation plan. The dollar amount deducted each payday shall be credited to the Participant’s Contribution Account. Participant contributions will not be permitted to commence at any time during the Option Period other than on the Commencement Date. Unless otherwise determined by the Plan Administrator with respect to an Option Period, no interest will accrue on any contributions or on the balance in a Participant’s Contribution Account.
     5.2 Modification of Contribution Rate. No change shall be permitted in a Participant’s amount of withholding except upon a Commencement Date, and then only if the Participant files a new enrollment form with the Employer at least fifteen (15) days in advance of the Commencement Date designating the desired withholding rate. Notwithstanding the foregoing, a Participant may notify the Employer at any time (except during the periods from June 21 through June 30 and December 22 through December 31) that he wishes to discontinue his contributions. This notice shall be in writing and on such forms as provided by the Employer and shall become effective as of a date provided on the form not more than fifteen (15) days following its receipt by the Employer. The Participant shall become eligible to recommence contributions on the next Commencement Date.

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     5.3 Withdrawal of Contributions. A Participant may elect to withdraw the balance of his Contribution Account at any time during the Option Period prior to the Exercise Date (except during the periods from June 21 through June 30 and December 22 through December 31). The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by the Employer. If contributions are withdrawn in this manner, further contributions during that Option Period will be discontinued in the same manner as provided in Section 5.2, and the Participant shall become eligible to recommence contributions on the next Commencement Date.
     5.4 Limitations on Contributions. During each Option Period, the total contributions by a Participant to his Contribution Account shall not exceed fifteen percent (15%) of the Participant’s base pay for the Option Period. If a Participant’s total contributions should exceed this limit, the excess shall be returned to the Participant after the end of the Option Period, without interest.
Article VI
ISSUANCE AND EXERCISE OF OPTIONS
     6.1 Reserved Shares of Stock. The Company shall reserve four hundred thousand (400,000) shares of Stock for issuance upon exercise of the options granted under this Plan.
     6.2 Issuance of Options. On the Grant Date each Participant shall be deemed to receive an option to purchase Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the maximum limits specified in Section 6.6(a). All such options shall be automatically exercised on the following Exercise Date, except for options which are canceled when a Participant withdraws the balance of his Contribution Account or which are otherwise terminated under the provisions of this Plan.
     6.3 Determination of Exercise Price. The Exercise Price of the options granted under this Plan for any Option Period shall be the lesser of:
     (i) one hundred percent (100%) of the Closing Market Price of the Stock on the Exercise Date; or
     (ii) one hundred percent (100%) of the Closing Market Price of the Stock on the Grant Date.
     6.4 Purchase of Stock. On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Section 7.1 or who has withdrawn all his contributions shall expire. The Contribution Account of each Participant shall be used to purchase the maximum number of shares of Stock, determined up to three decimal places, determined by dividing the Exercise Price into the balance of the Participant’s Contribution Account.

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     6.5 Terms of Options. Options granted under this Plan shall be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including but not limited to Section 423 of the Code, and shall contain such other provisions as the Employer shall from time to time approve and deem necessary; provided, however, that any such provisions shall comply with Section 423 of the Code.
     6.6 Limitations on Options. The options granted hereunder are subject to the following limitations:
     (a) The maximum number of shares of Stock which may be purchased by any Participant on an Exercise Date shall be three thousand (3,000) shares. This maximum number of shares shall be adjusted upon the occurrence of an event described in Section 10.3.
     (b) No Participant shall be permitted to accrue the right to purchase during any calendar year Stock under this Plan (or any other Plan of the Employer or a Subsidiary which is qualified under Section 423 of the Code) having a market value of greater than twenty-five thousand dollars ($25,000.00) (as determined on the Grant Date for the Option Period during which each such share of Stock is purchased) as provided in Section 423(b)(8) of the Code.
     (c) No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Shareholder.
     (d) No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant’s lifetime only by him.
     6.7 Pro-Rata Reduction of Optioned Stock. If the total number of shares of Stock to be purchased under option by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants.
     6.8 State Securities Laws. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State securities law applicable to the sale of Stock to such Participant. In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant’s Contribution Account that would otherwise have been applied to the purchase of Stock.

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Article VII
TERMINATION OF PARTICIPATION
     7.1 Termination of Employment. Any Employee whose employment with the Employer is terminated during the Option Period prior to the Exercise Date for any reason except death, disability or retirement at or after age 65 shall cease being a Participant immediately. The balance of that Participant’s Contribution Account shall be paid to such Participant as soon as practical after his termination. The option granted to such Participant shall be null and void.
     7.2 Death. If a Participant should die while employed by the Employer, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant’s Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant died (except during the periods from June 21 through June 30 and December 22 through December 31). In the event no election to withdraw is made on or before the June 20 or December 21 preceding the Exercise Date, the balance accumulated in the deceased Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4.
     7.3 Retirement. If a Participant should retire from the employment of the Employer at or after attaining age 65, no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant retired (except during the periods from June 21 through June 30 and December 22 through December 31). In the event no election to withdraw is made on or before the June 20 or December 21 preceding the Exercise Date, the balance accumulated in the retired Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4.
     7.4 Disability. If a Participant should terminate employment with the Employer on account of disability, as determined by reference to the definition of “disability” in the Employer’s long-term disability plan, no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant became disabled (except during the periods from June 21 through June 30 and December 22 through December 31). In the event no election to withdraw is made on or before the June 20 or December 21 preceding the Exercise Date, the balance accumulated in the disabled Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4.
Article VIII
OWNERSHIP OF STOCK
     8.1 Stock Certificates. As soon as practical after the Exercise Date, the Plan Administrator will, in its sole discretion, either credit a share account maintained for the benefit of each Participant or issue certificates to each Participant for the number of shares of Stock purchased under the Plan by such Participant during an Option Period. Such determination by

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the Plan Administrator shall apply equally to all shares of Stock purchased during the Option Period. Certificates may be issued, at the request of a Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant’s family, to the Participant as custodian for the Participant’s child under the Gift to Minors Act, or to the legal representative of a deceased Participant. No certificate shall be issued for fractional shares of Stock, and any such fractional share shall be converted into cash based upon the Closing Market Price on the date a certificate is issued to the Participant.
     8.2 Premature Sale of Stock. If a Participant (or former Participant) sells or otherwise disposes of any shares of Stock obtained under this Plan:
     (i) prior to two (2) years after the Grant Date of the option under which such shares were obtained, or
     (ii) prior to one (1) year after the Exercise Date on which such shares were obtained, that Participant (or former Participant) must notify the Employer immediately in writing concerning such disposition.
     8.3 Restrictions on Sale. The Plan Administrator may, in its sole discretion, place restrictions on the sale or transfer of shares of Stock purchased under the Plan during any Option Period by notice to all Participants of the nature of such restrictions given in advance of the Commencement Date of such Option Period. The restrictions may prevent the sale, transfer or other disposition of any shares of Stock purchased during the Option Period for a period of up to two years from the Grant Date, subject to such exceptions as the Plan Administrator may determine (e.g., termination of employment with the Employer). If certificates are issued pursuant to Section 8.1 for shares that are restricted, the certificates shall contain an appropriate legend disclosing the nature and duration of the restriction. Any such restrictions and exceptions determined by the Plan Administrator shall be applicable equally to all shares of Stock purchased during the Option Period for which the restrictions are first applicable. In addition, such restrictions and exceptions shall remain applicable during subsequent Option Periods unless otherwise determined by the Plan Administrator. If the Plan Administrator should change or eliminate the restrictions for a subsequent Option Period, notice of such action shall be given to all Participants.
     8.4 Transfer of Ownership. A Participant who purchases shares of Stock under this Plan shall be transferred at such time substantially all of the rights of ownership of such shares of Stock in accordance with the Treasury regulations promulgated under Section 423 of the Code as in effect on the Effective Date. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of the Employer in the event of liquidation, the right to inspect the Employer’s books and the right to pledge or sell such Stock subject to the restrictions in the Plan.

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Article IX
ADMINISTRATION AND AMENDMENT
     9.1 Administration. The Plan Administrator shall (i) administer the Plan, (ii) keep records of the Contribution Account balance of each Participant, (iii) keep records of the share account balance of each Participant, (iv) interpret the Plan, (v) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration, and (vi) determine whether to place restrictions on the sale and transfer of Stock and the nature of such restrictions, as provided in Section 8.3. The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.
     9.2 Amendment. The Board of Directors of the Employer may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant’s Contribution Account shall be paid to that Participant. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.2 shall become effective until and unless such amendment is approved by the shareholders of the Company.
Article X
MISCELLANEOUS
     10.1 Expenses. The expenses of administering the Plan shall be paid by the Participants except as determined by the Plan Administrator in its sole discretion.
     10.2 No Contract of Employment. Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.
     10.3 Adjustment Upon Changes in Stock. The aggregate number of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger,

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consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.
     10.4 Employer’s Rights. The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
     10.5 Limit on Liability. No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of the Company or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against the Company, an Employer, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.
     10.6 Gender and Number. For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.
     10.7 Governing Law. The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Delaware, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the Treasury regulations promulgated thereunder.
     10.8 Headings. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.
     10.9 Severability. If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.

10

FIRST ACCEPTANCE CORPORATION
Proxy Solicited on Behalf of the Board of Directors of the Company
for the Annual Meeting, November 16, 2010
You are encouraged to specify your vote by marking the appropriate box BELOW but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations which are FOR the election of the named nominees as directors and FOR Proposals 2 and 3. The Proxies cannot vote your shares unless you sign and return this card. This Proxy may be revoked in writing at anytime prior to the voting thereof.
First Acceptance Corporation
FIRST ACCEPTANCE CORPORATION
THIS IS YOUR PROXY
Dear Stockholder:
Your Proxy is being solicited by the Board of Directors of First Acceptance Corporation for the Annual Meeting of Stockholders to be held on November 16, 2010, at 10:00 a.m., central time, at our corporate headquarters, which are located at 3813 Green Hills Village Drive, Nashville, Tennessee 37215.
Enclosed with this Proxy is a Proxy Statement containing important information about the matters that you are being asked to approve.
Your vote is important. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly returning your completed Proxy card prior to the Annual Meeting.
Please mark the boxes on the Proxy card below to indicate how your shares are to be voted, then sign the card, detach it and return your Proxy card in the enclosed envelope.
Thank you in advance for your prompt consideration of these matters.

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▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example	☒

1. Election of Directors (Proposal No. 1)		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

Nominees:

01 Rhodes R. Bobbitt 02 Harvey B. Cash 03 Donald J. Edwards 04 Gerald J. Ford 05 Stephen J. Harrison	06 Thomas M. Harrison, Jr. 07 Tom C. Nichols 08 Lyndon L. Olson, Jr. 09 William A. Shipp, Jr.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions

		FOR	AGAINST	ABSTAIN

2.	To approve an increase in the number of shares authorized for issuance pursuant to the First Acceptance Corporation Employee Stock Purchase Plan.	☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 30, 2011.	☐	☐	☐
This Proxy, when properly executed, will be voted in the manner directed herein and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, the Proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to vote upon matters incident to the conduct of the meeting, such as approval of one or more adjournments of the meeting for the purposes of obtaining additional stockholder votes.

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your First Acceptance Corporation account online.
Access your First Acceptance Corporation account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for First Acceptance Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends

•	View certificate history	•	Make address changes

•	View book-entry information	•	Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect ®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=120257&p=proxy
▼ FOLD AND DETACH HERE ▼
FIRST ACCEPTANCE CORPORATION
P R O X Y
BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
AT 10:00 AM, CENTRAL TIME, TUESDAY, NOVEMBER 16, 2010
FIRST ACCEPTANCE CORPORATION, 3813 GREEN HILLS VILLAGE DRIVE,
NASHVILLE, TENNESSEE 37215
     The undersigned hereby constitutes and appoints each of Stephen J. Harrison and Kevin P. Cohn his or her true and lawful agents and proxies with full power of substitution in each to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of First Acceptance Corporation held of record by the undersigned on the record date, at the Annual Meeting of Stockholders of First Acceptance Corporation, to be held at First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215, on November 16, 2010, at 10:00 a.m., central time, and at any adjournment or postponement thereof, on all matters coming before said meeting.
     ELECTION OF DIRECTORS: To elect each of Rhodes R. Bobbitt, Harvey B. Cash, Donald J. Edwards, Gerald J. Ford, Stephen J. Harrison, Thomas M. Harrison, Jr., Tom C. Nichols, Lyndon L. Olson, Jr. and William A. Shipp, Jr. to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier death, resignation or removal from office.
     The Board of Directors recommends a vote FOR the election of all named nominees for director and FOR Proposals 2 and 3.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)
81508